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                                                                   Exhibit 10.41

                             EMPLOYMENT AGREEMENT
                             --------------------

     This Employment Agreement (the "Agreement") between Kevin Shea (the "Executive") and Trintech Inc., a California corporation (the "Company") is entered into as of 22nd September, 1999 (the "Effective Date").

                                  BACKGROUND

     WHEREAS, the Company has agreed to employ the Executive, and the Executive has agreed to accept employment with the Company, on the terms and conditions set forth below;

     NOW, THEREFORE, in consideration of the foregoing recital and the respective covenants and agreements of the parties contained in this document, the Company and the Executive agree as follows:

     1.  Employment and Duties. The Executive shall be employed as the Chief
         ---------------------
Operating Officer of the Company effective as of the date hereof reporting to the Chief Executive Officer of the Company (the "CEO"), and assuming and discharging such responsibilities as are mutually agreed upon by the Executive and the CEO commensurate with such office and position. The Executive shall perform faithfully the executive duties assigned to him or which otherwise may be customarily incident to such position to the best of his ability and shall devote his full business time and effort to the performance of his duties hereunder. The Executive will also be appointed a Board Director of Trintech Group at the next scheduled Board Meeting following commencement of employment, subject to receipt of necessary Board and Shareholder approvals. The Executive will be required to provide the Company with acceptable documentary evidence of his identity and eligibility for employment in the United States.

     2.  Base Salary. In consideration of the Executive's services rendered, the
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Executive shall be paid a minimum base salary at the rate of $225,000 per year during the period of employment (the "Base Salary"), to be paid in installments in accordance with the Company's standard payroll practices. This Base Salary shall be inclusive of all applicable income, social security and other taxes and charges which are required by law to be withheld by the Company, and which shall be withheld and paid in accordance with the Company's standard payroll practices. This Base Salary shall be reviewed for increases at least annually by the Board on the same basis as the Board shall review the compensation of other executive officers of the Company.

     3.  Bonus. In addition to base salary, the Executive shall receive a bonus
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in an amount up to $100,000 based on criteria to be determined by the Company in its sole discretion. This will be based on the achievement of performance targets, which will be budgeted and agreed upon commencement of employment. This bonus will be paid quarterly in arrears.

     4.   Stock Purchase. In addition, Trintech agrees to sell the Executive
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20,000 Ordinary Shares of Trintech Group at market value as part of the Initial
Public Offering Process. This sale will be subject to a lock up agreement of 180 days.
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     5.   At-Will Employment. The Company and the Executive acknowledge that the
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Executive's employment is and shall continue to be at-will, as defined under applicable law. If the Executive's employment terminates for any reason, the Executive shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Agreement (including as set forth in Section 11(a) hereof), or as may otherwise be available in accordance with the Company's established employee plans and policies or other written agreements with the Executive at the time of termination. No provision in this Agreement shall be construed as conferring upon Executive a right to continue as an employee of the Company.

     6.   Benefits; Expenses. The Executive, together with his spouse and
          ------------------
dependent children, shall be permitted, to the extent eligible, to participate in any group medical, dental, life insurance (3.5 times annual base salary) and disability insurance plans, or similar benefit plans of the Company in each case pursuant to the terms and conditions of each such plan or program (See attached list of Company Benefits). The Company reserves the right to cancel or change the benefit plans and programs it offers to its employees at any time. The Executive shall also be entitled to four weeks annual vacation. Without limiting the generality of the foregoing, the Company shall reimburse the Executive for all reasonable business and travel expenses including tax and legal advisory expenses, car and relocation costs actually incurred or paid by the Executive in the performance of services on behalf of the Company, in accordance with the Company's expense reimbursement policy as in effect from time to time.

     7.   Stock Options. As of the Option Date which is the next scheduled Board
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Meeting following commencement of employment, the Executive shall be granted a stock option to purchase up to a total of 400,000 ordinary shares of Trintech Group at an exercise price equal to the fair market value of the shares on the grant date of grant (the "Option"). The Option shall be subject to the terms, definitions and provisions of the Trintech Share Option Plan (the "Option Plan") and the stock option agreement by and between Employee and the Company (the "Option Agreement"). The Option shall vest as to 25% of the ordinary shares on the first anniversary of the grant date, and ratably thereafter over a period of 12 quarters on a quarterly basis. Vesting of the Option shall be accelerated as provided in Section 11(a) hereof.

     8.   Special Stock Options: As of the Option date which is the next
          ---------------------
scheduled Board Meeting on 23rd September, 1999, the Executive shall be granted a special stock option (the "Special Option") to purchase up to a total of 20,000 ordinary shares of Trintech Group at an exercise price of $1.55 per
                                                                 ---------
share. The Special option will vest over two years with 50% of the Special
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Option vesting on the first anniversary of the option date provided the
Executive is in full employment with the Company, and the remaining 50% of the Special Option vesting on the second anniversary of the option date, provided the Executive is in full employment with the Company.

     9.   Rules and Regulations. Executive acknowledges that he or she is
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expected to abide by the Company's rules and regulations.

     10.  Covenant Not To Solicit.
          -----------------------
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          In the event that the Executive terminates his employment with the
Company voluntarily or the Company terminates the Executive's employment for Cause, beginning with the effective date of such resignation or termination and for a period of one (1) one year thereafter, the Executive agrees that he will not:

               (i) solicit, encourage, or take any other action which is intended to induce any other employee of the Company to terminate his employment with the Company, or

               (ii) interfere in any manner with the contractual or employment relationship between the Company and any such employee of the Company.

          The foregoing shall not prohibit the Executive or any entity with which the Executive may be affiliated from hiring a former employee of the Company, provided that such hiring results from such employee's affirmative response to a general recruitment effort carded out through a public solicitation or a general solicitation.

     11.  Covenants Not to Compete. Executive has agreed to be bound by the
          ------------------------
provisions contained in this Section 10.

          (a) For purposes of this Agreement, the term "Non-Compete Period" shall mean a period beginning on the Commencement Date and ending on the date the Executive voluntarily resigns from his employment with the Company or the Company terminates the Executive's employment for Cause, one year from the effective date of such resignation or termination. For the purposes of this Agreement, the term "Restricted Business" shall mean any business or enterprise in which the Company or any of its affiliates engage at any time during the Non-Compete Period. During the Non-Compete Period, the Executive covenants and agrees that the Executive will not, directly or indirectly, own, manage, operate, join, control, advise or participate in, as a shareholder (other than as a shareholders with less than 1% of the outstanding stock of a company), officer, manager, executive, partner, consultant or technical or business advisor (or any foreign equivalents of the foregoing) any company that derives more than 10% of its revenues from the Restricted Business, or any company or entity controlling, controlled by or under common control with any company that derives more than 10% of its revenues from such Restricted Business (any of the foregoing, a "Restricted Company").

          (b) In the event that the Executive intends to associate with any Restricted Company during the Non-Compete Period, the Executive must provide information in writing to the CEO relating to the business engaged in or proposed to be engaged in by such Restricted Company. All such current associations are set out in Exhibit A hereto. In the event that the CEO authorizes the Executive to engage in such activity in writing, any activity by the Executive described in the written information furnished to the CEO and so authorized shall be conclusively deemed not to be a violation of Section 10(a) hereof.

          (c) If the Executive commits or, in the reasonable belief of the Company, threatens to commit a breach of any of the provisions of this Section 10, the Company and each of its subsidiaries and affiliates shall have the right and remedy, in addition to any other remedy that may be available at law or in equity, to have the provisions of this Section 10 specifically enforced by any court having equity jurisdiction together with an accounting for any benefit or gain by the Executive in connection with any such breach, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and its subsidiaries and that money damages will not provide an adequate remedy therefor. Such injunction shall be available without the posting of any bond or other security, and the Executive hereby consents to the issuance of such injunction. If any court determines that any of the provisions contained in this
Section 10 are unenforceable, such court shall have the power to modify such provision and, in its modified form, such provision will then be enforceable.

     12.  Termination.
          -----------

          (a)  Severance. If, on or prior to the fourth anniversary of the
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Effective Date, the Executive's employment with the Company is Involuntarily
Terminated by the Company (other than for Cause), including without limitation if the Executive's employment with the Company is Involuntarily Terminated by the Company (other than for Cause) within 90 days of a Change of Control (as those terms are defined in paragraph (c) below) (an "Event"), (i) the Company shall, in addition to paying the Executive all unpaid Base Salary and benefits accrued on or prior to the date of such Event, make a lump sum payment to the Executive equal to $225,000 and (ii) all unvested shares subject to the Option shall immediately vest. For the avoidance of doubt, the unvested portion of the Special Option, if any, shall not accelerate as a result if Executive is Involuntarily Terminated.

          (b)  Voluntary Resignation. Except as provided in Section 11(a), in
               ---------------------
the event that the Executive terminates his employment with the Company voluntarily then the Company's obligation to the Executive will be limited solely to the payment of accrued and unpaid Base Salary and benefits through the date of such termination. The Executive's rights under the Company's benefit plans upon such a termination shall be determined under the provisions of those plans. The Executive agrees to give at least six months prior written notice of his voluntary termination.

          (c)  Definitions.  (1) For purposes of this Agreement, the term
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"Involuntarily Terminated" shall mean (i) without the Executive's express written consent, the assignment to the Executive of any duties, or the removal from or reduction or limitation of the Executive's duties or responsibilities, which in either case is a significant change in the Executive's position, title, organization level, duties, responsibilities and status with the Company; (ii) without the Executive's express written consent, a substantial reduction of the facilities and perquisites (including office space and location) available to the Executive immediately prior to such reduction; (iii) without the Executive's express written consent, a material reduction by the Company in the base salary of the Executive as in effect immediately prior to such reduction; (iv) without the Executive's express written consent, a material reduction by the Company in the kind or level of employee benefits to which the Executive is entitled immediately prior to such reduction with the result that the Executive's overall benefits package is significantly reduced unless such reduction affects all employees of the Company generally; (v) without the Executive's express written consent, the relocation of the Executive to a facility or a location more than ninety (90) miles from the Executive's then-present work location; (vi) any purported termination of the Executive by the Company other than for Cause,
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or by reason of the Executive's death or Absenteeism; or (vii) the failure of the Company to obtain the assumption of this Agreement by any successor as required by Section 14 below.

                    (2) For purposes of this Agreement, "Cause" shall mean the occurrence of any of the following: (i) Executive's refusal to perform his material obligations under this Agreement or the reasonable directives of the Board of Directors, (ii) any act of fraud, embezzlement, theft or personal dishonesty taken by the Executive in connection with his responsibilities as an employee which is intended to cause a material personal financial benefit for the Executive, (iii) the Executive's conviction of or plea of nolo contendere to a felony, (iv) use of controlled drugs (other than in accordance with a physician's prescription) during employment hours, (v) a willful act by the Executive which Constitutes misconduct and is injurious to the Company, and (vi) continued willful violations by the Executive of the Executive's obligations to the Company.

                    (3) For purposes of this Agreement, the term "Change of Control" shall mean an acquisition, merger or other similar form of reorganization of the Company, after which the stockholders of the Company immediately prior to such reorganization hold less than fifty percent (50%) of the voting interests of the surviving entity.

          (d)  Death. The Executive's employment shall terminate in the event of
               -----
his death. Except for such obligations for Base Salary or other benefits that have accrued to Executive prior to the Executive's death, the Company shall have no obligation to pay or provide any compensation or benefits under this Agreement to Executive or Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees on account of the Executives death or otherwise. The Executive's rights under the Company's benefit plans in the event of the Executive's death shall be determined under the provisions of those plans.

          (e)  Absenteeism. Regular attendance at work is an essential element
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of the job for which Executive has been hired. The Company may terminate the
Executive's employment for Absenteeism by giving the Executive thirty (30) days' advance notice in writing unless otherwise required by law. For all purposes under this Agreement, "Absenteeism" shall mean that the Executive, at the time notice is given, has been absent from work and is otherwise unable to perform the essential functions of his job with or without a reasonable accommodation for a period of not less than six (6) consecutive months. Except for such obligations for Base Salary or other benefits that have accrued to Executive prior to the Executive's termination, no compensation or benefits will be paid or provided to the Executive under this Agreement on account of such termination or otherwise. The Executive's rights under the Company's benefit plans shall be determined under the provisions of those plans.

          (f)  Settlement and Release Agreement. Notwithstanding anything
               --------------------------------
contained herein to the contrary, as a condition to the obligations of the Company under this Section 10, Executive shall execute and deliver to the Company that certain Settlement and Release Agreement, substantially in the form attached hereto as Exhibit B.
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     13.  Tax Provisions. In the event that the benefits provided for in the
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Agreement, when aggregated with any other payments or benefits received by the
Executive, would (i) constitute

"parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) would be subject to the excise tax imposed by Section 4999 of the Code ("the Excise Tax"), then the Executive's benefits hereunder shall be either:

          (a)  delivered in full, or

          (b) delivered as to such lesser extent which would result in no portion of such benefits being subject to the Excise Tax,

whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by the Executive on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under
Section 4999 of the Code. Unless the Company and the Executive otherwise agree in writing, any determination required under this paragraph shall be made in writing by the Company's independent public accountants (the "Accountants") whose determination shall be conclusive and binding upon the Executive and the Company for all purposes. For purposes of making the calculations required by this paragraph, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Executive shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this paragraph. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this paragraph.

     14.  Proprietary Information Agreement. In connection with commencement of
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the Executive's employment with the Company, the Executive will sign the
Company's standard confidentiality and invention assignment agreement (the "Confidentiality Agreement"), provided that its provisions, if any, concerning non-solicitation and non-competition shall be deleted in favor of the provisions herein.

     15.  Successors. The Company shall require any successor or assignee, in
          ----------
connection with any sale, transfer or other disposition of all or substantially all of the assets or business of the Company, whether by purchase, merger, consolidation or otherwise, expressly to assume and agree to perform the Company's obligations under this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place. In such event, the term the Company as used in this Agreement, shall mean the Company as defined above and any successor or assignee to the business and assets which by reason hereof becomes bound by the terms and provisions of this Agreement. Without the written consent of the Company, Executive shall not assign or transfer this Agreement or any right or obligation under this Agreement to any other person or entity. Notwithstanding the foregoing, the terms of this Agreement and all rights of Executive hereunder shall inure to the benefit of, and be enforceable by, Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

     16.  Confidentiality. Except as required by applicable laws, neither party
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shall disclose the contents of this Agreement without first obtaining the prior written consent of the other party,
provided, however, that (i) the Executive may disclose this Agreement to his attorney, financial planner and tax advisor if such persons agree to keep the terms hereof confidential and (ii) the Company may disclose this Agreement if its counsel advises that it is required to do so under applicable law.

     17.  Right to Advice of Counsel. Executive acknowledges that he has had the
          --------------------------
right to consult with counsel and is fully aware of his rights and obligations under this Agreement.

     18.  Arbitration.
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          (a)  Except as provided in Section 17(c) below, the Company and
Executive agree that any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof, shall be settled by binding arbitration unless otherwise required by law, to be held in San Francisco County, California in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration (the "Rules"). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction.

          (b) The arbitrator(s) shall apply California law to the merits of any dispute or claim, without reference to rules of conflicts of law. Executive hereby consents to the personal jurisdiction of the state and federal courts located in California for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.

          (c) The parties may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction, or other interim or conservatory relief, as necessary, without breach of this arbitration agreement and without abridgement of the powers of the arbitrator.

          (d) Executive understands that nothing in Section 17 modifies his at-will status. Either the Company or Executive can terminate the employment relationship at any time, with or without cause.

          (e) EXECUTIVE HAS READ AND UNDERSTANDS THIS SECTION 16, WHICH DISCUSSES ARBITRATION. EXECUTIVE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EXECUTIVE AGREES, EXCEPT AS PROVIDED IN SECTION 16(d), TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF TO BINDING ARBITRATION, UNLESS OTHERWISE REQUIRED BY LAW, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EXECUTIVE'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF EXECUTIVE'S RELATIONSHIP WITH THE COMPANY.
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     19.  Governing Law. This Agreement shall be governed by and construed and
          -------------
enforced in accordance with the internal substantive laws of the State of California, without regard to conflict of laws principles.

     20.  Integration. This Agreement, together with the Option Agreement, the
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Invention Assignment Agreement and any written agreements or other documents evidencing matters referred to herein and any written Company existing plans that are referenced herein represent the entire agreement and understanding between the parties as to the subject matter hereof and thereof and supersede all prior or contemporaneous agreements as to the subject matter hereof and thereof, whether written or oral. No waiver, alteration, or modification, if any, of the provisions of this Agreement shall be binding unless in writing and signed by duly authorized representatives of the parties hereto.

     21.  Notices. Notices and all other communications contemplated by this
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Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Executive, mailed notices shall be addressed to him at the home address that he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

     22.  Waiver. If either party should waive any breach of any provisions of
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this Agreement, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

     23.  Counterparts and Facsimiles. This Agreement may be executed, including
          ---------------------------
execution by facsimile signature, in counterparts, which together will constitute one instrument.

     24.  Severability. Whenever possible, each provision of this Agreement will
          ------------
be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                 [Remainder of page intentionally left blank]

You will be required to sign the Company's Confidentiality Agreement, which forms part of the terms and conditions of your offer.

If you choose to accept this offer of employment, your employment with Trintech will be voluntarily entered into and will be for a four year term with six months termination notification and severance of 12 months (with the exception of termination with cause). In the event of a change of control resulting in a termination, 12 months severance will be paid.

For the purpose of federal immigration law, you will be required to provide Trintech with documentary evidence of your identity and eligibility for employment in the United States. Such documentation must be provided to us within (3) business days of your date of hire, or our employment relationship with you may be terminated.

In the event of any dispute or claim relating to or arising out of our employment relationship including, but not limited on, any claims of wrongful termination of age, sex, race or any other discrimination, you and Trintech agree that all such disputes shall be fully and finally resolved by binding arbitration conducted by the American Arbitration Association.

To indicate your acceptance of Trintech's offer of employment, please sign and date this letter in the space provided below and return to me. A duplicate is enclosed for your records. This letter, along with any agreement relating to proprietary rights between you and Trintech, set forth the terms of your employment with Trintech and supersede any prior representations or agreements, whither written or oral. This letter may not be modified or amended except by a written agreement signed by Trintech and by you.

Finally, we look forward to working with you at Trintech. Welcome aboard.

Yours sincerely,



/s/ John McGuire        /s/ Cyril McGuire
----------------        -----------------
John McGuire            Cyril McGuire
CEO                     President



THE ABOVE TERMS AND CONDITIONS AGREED TO:


Signed: /s/ Kevin Shea        Date:   9/23/99
        --------------                -------
        Kevin Shea


NOTE: This offer letter is, in broad terms, our agreement on your compensation package. A more comprehensive offer letter is currently being prepared by our U.S. legal counsel, Wilson Sonsini Goodrich & Rosati which will be required to be signed prior to commencement of employment.

                                    Addendum

                                       To

       Offer Letter and Employment Contract dated 22/nd /September, 1999

                                   Kevin Shea



This addendum confirms that your employment as Chief Operating Officer is within the Trintech Group of companies including, Trintech Group plc and all its subsidiaries including Trintech Inc., Trintech Technologies Limited, Trintech GmbH.

This addendum also confirms that you will be appointed Director of Trintech Group plc and Trintech Inc.



/s/ Cyril McGuire
-----------------
Cyril McGuire
Executive Chairman